UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 1, 2004

THE MED-DESIGN CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	0-25852	23-2771475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2810 Bunsen Avenue Ventura, California	93003

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(805) 339-0375

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets.

     On April 1, 2004, The Med-Design Corporation (the “Company”) completed the acquisition of assets of the safety Huber needle business of Luther Needlesafe Products, Inc., a California corporation (the “Seller”) for a total consideration of $5.6 million in cash, $250,000 in stock and an additional $1.15 million in consulting fees and deferred payments to be paid in cash or, at the Company’s option, partly in stock, over the next four years.

     Under terms of the agreement, the Company has acquired all of the assets currently owned by the Seller related to the safety Huber needle business, including molds and equipment, sublicensed certain rights to intellectual property, and received assignments of contracts with the distributors selling the product, group purchasing organizations who have agreed to purchase the device, and the contract manufacturer.

     The purchase price was determined by arm’s length negotiations between parties. The Company utilized internal cash to pay the cash portion of the purchase price.

     The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

     To be filed by amendment on Form 8-K/A within 60 days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

     To be filed by amendment on Form 8-K/A within 60 days after the date this Current Report is required to be filed.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated as of April 1, 2004, among The Med-Design Corporation, Luther Needlesafe Products, Inc. and Ronald B. Luther.*

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*	The schedules to this Agreement are not being filed herewith but will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MED-DESIGN CORPORATION
(Registrant)

	By	/s/ Lawrence D. Ellis

Lawrence D. Ellis
Chief Financial Officer

Dated: April 14, 2004

     Exhibit Index

Exhibit

2.1	Asset Purchase Agreement, dated as of April 1, 2004, among The Med-Design Corporation, Luther Needlesafe Products, Inc. and Ronald B. Luther.